SIXTH AMENDMENT TO THE
OCEAN ENERGY, INC. LONG-TERM
INCENTIVE PLAN

WHEREAS, there is reserved to the Board of Directors of Ocean Energy, Inc. (the “Board”) in Section 7 of the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees (the “Plan”) the right to amend the Plan:

     WHEREAS, the Board desires to amend the Plan;

NOW, THEREFORE, effective immediately, the Plan is amended as follows:

1. Section 2 of the Plan shall be amended by substituting the following definitions for the following terms:

“Committee” shall mean a committee of the Board consisting only of members thereof appointed by the Board to administer the Plan. Such committee may delegate its authority under the Plan to one or more directors and/or executive officers of the Company to the fullest extent permitted by applicable law. No member of such committee may be an Employee as defined herein.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.10 par value, and such other securities or property as may become the subject of Awards of the Plan.

2. Section 4(a) of the Plan shall be deleted and the following shall be substituted therefor:

“(a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,800,000; provided, however, if as of any January 1 the number of Shares that are available for Awards under the Plan is less than 2,800,000 Shares, the maximum number of Shares available for Awards shall be increased automatically on such January 1, by the number of Shares necessary to equal 2,800,000 Shares available for Awards. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted, but only if, and to the extent that, the number of Shares then available for Awards does not exceed 2,800,000 Shares.”

3. As amended hereby, the Plan is specifically ratified and reaffirmed.